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                                                                      Exhibit 19

                           DRESDNER RCM GLOBAL FUNDS, INC.
                                  POWER OF ATTORNEY


Each person whose signature appears below hereby authorizes George A. Rio, Margaret Chambers, Karen Jacoppo-Wood and Douglas C. Conroy, or any of them, as attorney-in-fact, with full power and authority, in his or her discretion, to execute, deliver, on his or her behalf individually, and in the capacity stated below, any registration statement or amendment to a registration statement (including post-effective amendments) and to file the same, with all exhibits thereto, with the Securities and Exchange Commission and any other regulatory agency.

The Power of Attorney granted hereby is effective immediately and will continue until it is revoked. By accepting or acting under the appointment, the agent assumes the fiduciary and other legal responsibilities of an agent.

IN WITNESS WHEREOF, this Power of Attorney is executed on October 13, 1998.




/s/DeWitt F. Bowman                     /s/Frank P. Greene
-------------------                     ------------------
DeWitt F. Bowman                        Frank P. Greene
Director                                Director





/s/Pamela A. Farr                       /s/George G.C. Parker
-----------------                       ---------------------
Pamela A. Farr                          George G.C. Parker
Director                                Director